EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Tripp Sullivan
T 615-760-1104

Jim Fleming
T 404-465-2200

E IR@columbiapropertytrust.com

Columbia Property Trust Extends Maturities and Lowers Borrowing Costs

ATLANTA (July 30, 2015) - Columbia Property Trust, Inc. (NYSE:CXP) announced today it has recast a total of $950 million of unsecured debt with longer maturities and lower borrowing costs, including its $500 million revolving credit facility that originally matured in August 2017 and a $450 million term loan that originally matured in February 2016.

The new $500 million unsecured revolving credit facility matures in July 2019 with two six-month extension options and bears interest at a rate of 100 basis points over LIBOR based on current credit ratings. The new $300 million unsecured term loan matures in July 2020 and bears interest at 110 basis points over LIBOR. The new $150 million unsecured term loan matures in July 2022 and bears interest at 155 basis points over LIBOR, which the Company has fixed at 3.52% through an interest rate swap. Columbia also disclosed it recently paid off the $105 million loan secured by 100 E. Pratt in Baltimore that matured in June 2017, which combined with today’s announcements and other debt repayments, extended the Company’s weighted average debt maturities to six years and maintained its fixed-rate debt above 80% as well as its unsecured debt above 60% of total debt.

"We achieved strong execution, pricing and support for this financing from the 14 lenders in this syndication," said Jim Fleming, Executive Vice President and Chief Financial Officer of Columbia Property Trust. "With the benefit of our improved investment grade rating and continued enhancements to our balance sheet, we were able to reduce our borrowing costs, extend the weighted average maturity of our unsecured bank debt by more than 40 months, and eliminate any significant debt maturities until 2017."

J.P. Morgan Securities LLC and PNC Capital Markets LLC served as joint lead arrangers and joint bookrunners on both the revolving credit facility and the $300 million term loan, with JPMorgan Chase Bank, N.A. as administrative agent and PNC Bank, National Association as syndication agent. Wells Fargo Securities LLC, U.S. Bank National Association and Regions Capital Markets served as joint lead arrangers and joint bookrunners on the $150 million term loan, with Wells Fargo Bank, National Association as administrative agent and U.S. Bank National Association and Regions Bank as co-syndication agents.

About Columbia Property Trust
Columbia Property Trust is a fully integrated real estate investment trust that operates, manages, and acquires Class-A office buildings concentrated in CBD locations, with approximately half of its portfolio, as measured by annualized lease revenue, located in high-barrier primary markets. As of July 1, 2015, Columbia owned 27 office properties and one hotel, which included 40 buildings totaling 13.4 million square feet of office space. For more information about Columbia Property Trust, please visit www.ColumbiaPropertyTrust.com.

Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2014, for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.
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